Exhibit 10.4
3COM CORPORATION
2003 STOCK PLAN, AS AMENDED
STOCK APPRECIATION RIGHT AGREEMENT
     3Com Corporation (the “Company”) has granted to the Participant defined below a Stock Appreciation Right (“SAR”) covering shares of Company stock (“Shares”), subject to the following terms and conditions. Unless otherwise defined herein, the terms defined in the 2003 Stock Plan, as amended (the “Plan”) are capitalized herein and shall have the same defined meanings in this stock appreciation right agreement (“Award Agreement”).
     1. Definitions:
          (a) “Notice of Grant” shall mean the “3COM CORPORATION NOTICE OF GRANT OF STOCK APPRECIATION RIGHT.”
          (b) “Participant” shall mean the holder of this SAR whose name is set forth in the Notice of Grant.
          (c) “Date of Grant” shall mean the “Date of Grant” as set forth in the Notice of Grant.
          (d) “Number of Shares Covered by the SAR” shall mean the “Total Number of SARs Covered by this SAR” as set forth in the Notice of Grant.
          (e) “Exercise Price” shall mean the “Exercise Price” as set forth in the Notice of Grant.
          (f) “Initial Vesting Date” shall be the date [ ].
          [(g) Determination of “Vested Ratio” is as follows:]
          (h) “SAR Termination Date” shall mean the date occurring seven (7) years after the Date of Grant.
          (i) “Company” shall mean 3Com Corporation and any successor corporation thereto.
     2. Grant of SAR. The Administrator of the Company hereby grants to the Participant named in the Notice of Grant a SAR covering Shares as set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant, and subject to the terms and conditions of the Plan, which is incorporated herein by reference and this Award Agreement.
     3. Administration. All questions of interpretation concerning this Award Agreement shall be determined by the Administrator. All determinations by the Administrator shall be final and binding upon all persons having an interest in the SAR. Any officer of a Parent or Subsidiary for whom Participant performs services shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.
     4. Exercise of the SAR:
          (a) Right to Exercise. The SAR shall be exercisable during its term in accordance with the vesting schedule set forth in the Notice of Grant and with the applicable provisions of the Plan and this Award Agreement. [The SAR shall first become exercisable on the Initial Vesting Date. The SAR shall be exercisable on and after the Initial Vesting Date and prior to the

SAR Agreement Form

termination of the SAR in the amount equal to the Number of Shares covered by the SAR multiplied by the Vested Ratio as set forth in Section 1(g) less the number of SARs previously exercised.] In no event shall the SAR be exercisable with respect to more Shares than the Total Number of Shares Covered by this SAR. Upon exercise of the SAR, the Participant shall receive from the Company the difference between the Fair Market Value of a Share on the date of exercise over the exercise price; multiplied by the number of Shares with respect to which the SAR is exercised in cash, in Shares or in some combination thereof, as determined by the Administrator in its sole discretion
          (b) Method of Exercise. The SAR shall be exercisable by written or electronic notice to the Company which shall state the election to exercise the SAR, the number of Shares being exercised, and such other representations and agreements as to the Participant’s investment intent with respect to the SAR as may be required pursuant to the provisions of this Award Agreement. Such notice shall be signed by the Participant and shall be delivered to the Company’s Stock Administration Department, or other authorized representative of the Company, prior to the termination of the SAR as set forth in Section 6 below.
          (c) Form of Payment. The Company shall satisfy its obligation upon exercise of the SAR in cash, Shares, or in some combination thereof, as determined by the Administrator in its sole discretion.
          (d) Withholding. Regardless of any action the Company or the Participant’s actual employer (“Employer”) takes with respect to any and all income tax (including U.S. federal, state or local taxes or non-U.S. taxes), social insurance contributions, payroll tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company and/or the Employer. The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding any Tax-Related Items in connection with any aspect of this SAR, including the grant of the SAR, the vesting of the SAR, or the exercise of the SAR; and (ii) do not commit to and are under no obligation to structure the terms of the Award or any aspect of the SAR to reduce or eliminate the Participant’s liability for Tax-Related Items or to achieve any particular tax result. Furthermore, if the Participant has become subject to tax in more than one jurisdiction between the Date of Grant and the date of any relevant taxable event, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
     At the time the SAR is exercised, in whole or in part, or at any time thereafter as determined by the Company, the Company shall have the right to withhold the applicable minimum withholding taxes, including but not limited to federal tax, state tax, foreign taxes, or social taxes, if any, which arise in connection with the SAR. The Participant will make adequate provision for the Company to meet its minimum withholding obligations. In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligation with respect to all Tax-Related Items by one or a combination of the following: (a) withholding from the Participant’s wages or other cash compensation paid by the Company and/or the Employer; or (b) withholding from proceeds of the exercise of the SAR in cash, in Shares, or in some combination thereof, as determined by the Administrator in its sole discretion.
     Finally, the Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described.

SAR Agreement Form

          (e) Restriction on Grant of SARs. The grant of the SAR and the issuance of proceeds with respect to the exercise of the SAR shall be subject to compliance with all Applicable Laws. As a condition to the exercise of the SAR, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any Applicable Law and to make any representation or warranty with respect thereto as may be requested by the Company.
     5. Non-Transferability of the SAR. The SAR may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Participant only by the Participant.
     6. Termination of the SAR. The SAR shall terminate and may no longer be exercised on the first to occur of (i) the SAR Termination Date as defined above, (ii) the last date for exercising the SAR following termination of employment as described in Section 7, or as otherwise set forth in the Plan.
     7. Termination of Employee:
          (a) Termination of SAR. If the Participant ceases to be a Service Provider for any reason except by reason of death or Disability, the SAR, to the extent unexercised and exercisable by the Participant on the date on which the Participant ceased to be a Service Provider, may be exercised by the Participant within three (3) months after the date on which the Participant’s relationship as a Service Provider terminates, but in any event no later than the SAR Termination Date. If the Participant’s Service Provider relationship is terminated because of the death of the Participant or Disability of the Participant, the SAR may be exercised by the Participant (or the Participant’s legal representative) at any time prior to the expiration of twelve (12) months from the date of such termination, but in any event no later than the SAR Termination Date. The Participant’s Service Provider relationship shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant’s termination the Service Provider relationship.
          (b) Exercise Prevented by Applicable Laws. Except as provided in this Section 7, the SAR shall terminate and may not be exercised after the Participant’s employment with a Participating Company terminates unless the exercise of the SAR in accordance with this Section 7 is prevented by the provisions of Section 4(e). If the exercise of the SAR is so prevented, the SAR shall remain exercisable until three (3) months after the date the Participant is notified by the Participating Company that the SAR is exercisable but in no event later than the SAR Termination Date.
          (c) Leave of Absence. Unless the Administrator provides otherwise or as otherwise required by Applicable Laws, the SAR shall cease to vest on the 91st day of any unpaid leave of absence and shall only recommence upon return to active service.
          (d) No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE SAR PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE OR SERVICE PROVIDER AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS SAR). PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY

SAR Agreement Form

WITH THE PARTICIPANT’S RIGHT OR THE COMPANY’S (OR ANY PARTICIPATING COMPANY’S) RIGHT TO TERMINATE THE PARTICIPANT’S RELATIONSHIP AS AN EMPLOYEE OR SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE OR NOTICE.
     8. Rights as a Shareholder or Employee. The Participant shall have no rights as a shareholder with respect to any Shares covered by the SAR.
     9. Binding Effect. This Award Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.
     10. Amendment or Termination. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan or on the SAR, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. Furthermore, the parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Award Agreement. Finally, the Administrator may at any time amend or terminate the Plan and/or the SAR; provided, however, that no such amendment or termination may adversely affect the SAR without the consent of the Participant.
     11. Integrated Agreement. This Award Agreement and the Plan, including any sub-plan to the Plan, constitute the entire understanding and agreement of the Participant and the Company with respect to the subject matter contained herein, and there are no agreements, understandings, restrictions, representations, or warranties among the Participant and the Company other than those set forth or provided for herein or therein. The terms of this Award Agreement shall be subject to the terms of the Plan, and this Award Agreement is subject to all Plan interpretations, amendments, and rules approved by the Company.
     12. Applicable Law. This Agreement shall be construed in accordance with, and all disputes hereunder shall be governed by, the laws of the Commonwealth of Massachusetts without regard to its conflict of laws rules.
     13. Data Privacy. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his/her personal data as described in this Award Agreement by and among, as applicable, the Employer, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.
     The Participant understands that the Employer, the Company and its Subsidiaries hold certain personal information about the Participant including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social security number or equivalent tax identification number, salary, nationality, job title, residency status, any shares of stock or directorships held in the Company, details of all Shares or other entitlements to Shares awarded, cancelled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of managing and administering the Plan (“Data”).
     The Participant further understands that the Data will be transferred to E*Trade Financial Services, Inc., or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country

SAR Agreement Form

(e.g., the United States) may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list of the names and addresses of any potential recipients of the Data by contacting the Company’s Stock Administration Department. The Participant authorizes the Company, E*Trade Financial Services, Inc. and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company’s Stock Administration Department. The Participant understands, however, that refusing or withdrawing consent may affect his or her ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact the Company’s Stock Administration Department.
     14. Notice. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon electronic delivery, or upon delivery by certified mail, addressed to the Company at the address below and addressed to the Participant at his/her home address on file with the Company or at such other address as either party may designate by ten (10) days’ advance written notice to the other party.
Stock Administrator
3Com Corporation
350 Campus Drive
Marlborough, MA 01752, U.S.A.
Stock_Administration@3Com.com
     15. Nature of the Grant. In accepting the grant of SARs, the Participant acknowledges that:
          (a) the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time;
          (b) the grant of SARs is voluntary and occasional and does not create any contractual or other right to receive future awards of SARs, or benefits in lieu of SARs even if SARs have been awarded repeatedly in the past;
          (c) all decisions with respect to future grants of SARs, if any, will be at the sole discretion of the Company;
          (d) the Participant’s participation in the Plan is voluntary;
          (e) SARs are an extraordinary item that do not constitute regular compensation for services of any kind rendered to the Company or to the Employer, and SARs are outside the scope of the Participant’s employment contract, if any;
          (f) SARs and the Shares subject to the SARs are not intended to replace any pension rights or compensation;

SAR Agreement Form

          (g) SARs and the Shares subject to the SARs are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculation of any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer or any Subsidiary;
          (h) the award of SARs and the Participant’s participation in the Plan will not be interpreted to form an employment contract or relationship with the Company or any Subsidiary;
          (i) the future value of the Shares is unknown and cannot be predicted with certainty;
          (j) in consideration of the grant of SARs, no claim or entitlement to compensation or damages arises from forfeiture of the SARs resulting from termination of the Participant’s employment or other service-providing relationship with the Company or the Employer (for any reason whatsoever and whether or not in breach of any applicable law) and the Participant irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, the Participant shall be deemed irrevocably to have waived his/her entitlement to pursue such claim; and
          (k) SARs and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, takeover or transfer of liability.
     16. Language. If the Participant has received this Award Agreement or any other document related to the Plan translated into a language other than English and the meaning of the translated version differs from the English version, the English version will control.
     17. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
     18. Addendum. Notwithstanding any provision in this Award Agreement, the SAR shall be subject to any country-specific terms and conditions set forth in the addendum to this Award Agreement, if any. Moreover, if the Participant relocates his or her residence to one of the countries included in such addendum, the terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The addendum constitutes part of this Award Agreement.
     19. No Compensation Deferral. Neither the Plan nor this Agreement is intended to provide for a deferral of compensation that would be subject to Section 409A of the U.S. Internal Revenue Code (“Section 409A”). The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Agreement to ensure that no Awards (including, without limitation, the SAR) become subject to the requirements of Section 409A, provided however that the Company makes no

SAR Agreement Form

representation that the SAR is not subject to Section 409A nor makes any undertaking to preclude Section 409A from applying to the SAR.
     20. No Advice Regarding Award. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the Shares. The Participant is hereby advised to consult his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
     IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement effective as of the Grant Date. By electronically accepting this Award Agreement, signing below, or signing the Notice of Grant, as applicable, the Participant acknowledges that he/she has read, understood and accepted all of the terms, conditions and restrictions of this Award Agreement and the Plan.

SAR Agreement Form